Registration No. 33-
   ===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933
                           --------------------------

                   International Business Machines Corporation
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)

                          State of New York 13-0871985
               ------------------------------- -------------------
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                             Armonk, New York 10504
               ------------------------------- -------------------
                   (Address of Principal Executive (Zip Code)
                                    Offices)

                          IBM Tax Deferred Savings Plan
                      -------------------------------------
                            (Full title of the plan)

                  John E. Hickey, Vice President and Secretary
                   International Business Machines Corporation
                             Armonk, New York 10504
                                 (914) 765-1900
                          -----------------------------
                       (Name, address and telephone number
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE
  ----------------------------------------------------------------------------
                                       Proposed       Proposed
 Title of                              maximum        maximum
 securities      Amount                offering       aggregate    Amount of
 to be           to be                 price per      offering     registration
 registered(1)   registered(1)(        share(3)       price(3)     fee:
 -------------   ----------            ---------      -----------   ------------
 Capital Stock     2,000,000           $ 90.875**   $ 181,750,000** $62,672.42
 ($1.25 par        shares
 value per share)
 -------------------------------------------------------------------------
                           (REMAINDER OF PAGE FOLLOWS)

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares of IBM Capital Stock being registered will be acquired by the Trustee for the benefit of plan participants under the IBM Stock Fund investment alternative of the IBM Tax Deferred Savings Plan.

(3) ** The offering price hereinabove is estimated solely for the purpose of calculating the registration fee under Rule 457(c), based upon the average of the highest and lowest prices at which shares of Capital Stock of the Corporation were sold on July 24, 1996 (NYSE Composite Transactions).

This registration statement serves to register additional shares of IBM Capital Stock together with plan interests under the IBM Tax Deferred Savings Plan, which Plan previously registered securities with the Commission under Registration Statement No. 33-33590.
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



                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 have been and will continue to be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the IBM Tax Deferred Savings Plan (sometimes hereinafter described for convenience as the "Plan").

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3. Incorporation of Documents by Reference.

The Annual Report of International Business Machines Corporation ("IBM") on Form 10-K for the fiscal year ended December 31, 1995, and the Annual Report of the IBM Tax Deferred Savings Plan on Form 11-K for the fiscal year ended December 31, 1995 are incorporated herein by reference. All other reports filed since December 31, 1995 by IBM pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") are also incorporated by reference. All documents filed by IBM pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

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



Item 6. Indemnification of Directors and Officers.

The By-Laws of IBM (Article VI, Section 6) provide the following:

  "The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be 'permitted' within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at any time."

The Certificate of Incorporation of IBM (Article ELEVENTH) provides the following:

     "Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases not opposed to such corporation's interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.

In addition, IBM maintains directors' and officers' liability insurance policies.

Item 7. Exemption from Registration Claimed

     Not Applicable.

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

Item 8. Exhibits.

Exhibit Number                                                        Reference
- --------------                                                        ---------

(4) Instruments defining the rights of security holders, including indentures

     IBM Tax Deferred Savings Plan                                    Exhibit 4

(5) Opinion re: legality                                              None

In accordance with Item 8(a) to Form S-8, no original issuance shares are being registered herein. The Capital Stock which is the subject of this registration statement will be purchased by the Plan Trustee in the open market.

The Internal Revenue Service ("IRS"), by letter dated June 14, 1993, issued its latest determination letter that the IBM Tax Deferred Savings Plan is a qualified plan under Section 401 of the Internal Revenue Code. The Registrant hereby undertakes that it will submit the Plan Document, as amended from time to time, to the IRS in a timely manner, and will make all changes required by the IRS in order to maintain continued qualification of the Plan under the Internal Revenue Code.

(15) Letter re: unaudited interim financial information.                   None

(23) Consent of Independent Accountants

the consent of Price Waterhouse LLP                                   Exhibit 23

(24) Powers of attorney                                               Exhibit 24

(28) Information from reports furnished to state insurance regulatory
authorities                                                                None

(99) Additional Exhibits                                                   None


Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered



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

     therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of North Castle, State of New York, as of the 29th day of July, 1996.

                                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                                  By:

                                  /s/ JOHN E. HICKEY
                                 -------------------------------------------
                                 (John E. Hickey, Secretary)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


 Signature                   Title                    Date
- -----------------------------------------------------------------------
 Louis V. Gerstner, Jr.      Chairman of the Board )
                            of Directors and Chief )
                            Executive Officer      )
                            (Principal Executive   )
                            Officer)               )
                                                   )
                                                   )
G. Richard Thoman           Senior Vice President  )
                            and Chief Financial    )     /s/ JOHN E. HICKEY
                            Officer (Principal     )     ------------------
                            Financial Officer)     )     (John E. Hickey,
                                                   )     Attorney-in-Fact)
John R. Joyce               Controller             )      July 29, 1996
                            (Principal Accounting  )
                            Officer)               )

Cathleen Black              Director               )
Harold Brown                Director               )
Juergen Dormann             Director               )
Nannerl O. Keohane          Director               )
Charles F. Knight           Director               )
Lucio A. Noto               Director               )
John B. Slaughter           Director               )
Alex Trotman                Director               )
Lodewijk C. van Wachem      Director               )
Charles M. Vest             Director               )




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



The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Mount Pleasant, State of New York, on June 27, 1996.

                                                   Tax Deferred Savings Plan
                                                   -------------------------
                                                   (Plan)


                                                   By: /s/ JOANNE F. INMAN
                                                      Joanne F. Inman
                                                      Plan Administrator












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



                                          EXHIBIT INDEX

                EXHIBIT NO.
               -----------

                    4        IBM Tax Deferred Savings Plan

                   23        Consent of Independent Accountants

                   24        Powers of Attorney











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